SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 11, 1998

                     Spectrum Information Technologies, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                             0-15596                  75-1940923
State or other jurisdiction          (Commission             IRS Employer
of incorporation or organization)    File Number)           Identification No.)

                2700 Westchester Avenue, Purchase, New York 10577
                    (Address of principal executive offices)

Registrant's telephone number, including area code (914) 251-1800


          (Former name or former address, if changed since last report)

Item 1 - Changes in Control of Registrant

     On December 11, 1998 (the "Closing Date"), Spectrum Information Technologies, Inc. (the "Registrant") entered into a Stock Purchase Agreement with Powers & Co. pursuant to which Powers & Co. purchased 3,000,000 shares of Registrant's common stock par value $.001 (the "Common Stock") and an option (the "Option") to acquire an additional 1,800,000 shares of Common Stock at an exercise price of $0.15 per share. Powers & Co. paid cash consideration of $600,000 at the closing. The source of the consideration was from the personal funds of Lawrence M. Powers, the principal of Powers & Co., except for $100,000 from the personal funds of Maurice W. Schonfeld, a new director described below.

     Immediately preceding the transaction, Registrant had approximately 1,668,698 shares of Common Stock issued and outstanding and 801,706 shares of convertible Class A Stock issued and outstanding. The Class A Stock automatically converts to Common Stock on March 31, 1999. Upon completion of the transaction, Powers & Co. acquired approximately 64.2% of the issued and outstanding Common Stock, and approximately 55% of the aggregate shares of outstanding stock, including Common Stock and Class A Stock.

     In connection with the transaction, Registrant's directors as of the Closing Date appointed Lawrence M. Powers Chief Executive Officer and a director of the Registrant, and Registrant's prior directors thereafter resigned. The Board filled two vacancies by appointing Mr. Schonfeld and Jon M. Gerber as directors of the Registrant, and Mr. Powers was elected Chairman by the new board. Mr. Gerber was elected Vice-President, Secretary-Treasurer. Registrant's previous officers as of the Closing Date also resigned in connection with the transaction, which resignations were deemed terminations without just cause under their employment contracts. These officers entered into settlement agreements as to such contracts with the Registrant, that became effective at closing of the transaction.

     In a subsequent transaction entered into on December 12, 1998, the Registrant entered into a stock purchase agreement with Robert Ingenito pursuant to which Mr. Ingenito purchased 500,000 shares of Registrant's Common Stock and an option to acquire an additional 300,000 shares of Common Stock at an exercise price of $0.15 per share, bringing the total new equity investment in the Registrant to $700,000. Mr. Ingenito paid cash consideration of $100,000 at the closing, the source of which was his own personal funds. Concurrently, Powers & Co. assigned as a gift 200,000 shares of its Common Stock and an option to acquire 80,000 shares of Common Stock, which represents a portion of the Option, to Mr. Gerber, who is a second cousin of Mr. Powers. Messrs. Schonfeld, Ingenito and Gerber are entering investment agreements similar to the investment agreement between Registrant and Powers & Co. which is included as Exhibit B to
Exhibit 10.1 hereto.


     The Registrant is planning to change its corporate name to Siti-Sites.com, inc. but its stock symbol will remain "SITI". The name change is subject to shareholder approval and will be presented at the next meeting of the Registrant's shareholders, which is to be scheduled within the next several months. Shareholders owning approximately two-thirds of the issued and outstanding shares of Common Stock have expressed approval of the name change as being in the best interest of the Registrant and its shareholders. The
Registrant also plans to change its legal address, which it will announce shortly, as new management conserves assets and changes the strategic direction of the Registrant.

     A copy of the Stock Purchase Agreement and press release are attached as exhibits and are incorporated by reference herein.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.                Description

10.1 The Stock Purchase Agreement between Powers & Co. and Spectrum Information Technologies, Inc. dated December 11, 1998.

99.1                      Press release dated December 14, 1998.
99.2                      Press release dated December 17, 1998.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   December 17, 1998


                                    SPECTRUM INFORMATION TECHNOLOGIES, INC.

                                     By  /s/ Lawrence M. Powers
                                          Lawrence M. Powers
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors

                                  EXHIBIT INDEX

Exhibit No.                Description

10.1 The Stock Purchase Agreement between Powers & Co. and Spectrum Information Technologies, Inc. dated December 11, 1998.

99.1                      Press release dated December 14, 1998.
99.2                      Press release dated December 17, 1998.

                                Exhibit No. 10.1

                The Stock Purchase Agreement between Powers & Co.
      and Spectrum Information Technologies, Inc. dated December 11, 1998.

                                  Powers & Co.
                                   Investments



                                                              December 11, 1998


Spectrum Information Technologies, Inc.
2700 Westchester Avenue
Purchase, NY 10577

Re:      Stock Purchase Agreement

Gentlemen:

     The following sets forth the terms and conditions of a purchase of securities in Spectrum Information Technologies, Inc. (the "Company") by the undersigned, to be completed concurrently with the execution of this Agreement:

     1. Stock Purchase. Powers & Company ( "Powers") shall purchase 3,000,000 shares of common stock par value $.001 of the Company (the "Common Stock"), and an option to acquire 1,800,000 additional shares of such Common Stock (the "Option"), for a total purchase price of $600,000, payable by bank or certified check upon the execution of this Agreement. The terms and provisions of the Option are set forth in Exhibit A annexed hereto. The parties hereto have further entered the Investor's Representation Letter attached hereto as Exhibit B.

     2. Representations and Warranties of the Company. These representations and warranties shall survive for twelve (12) months following the date of this Agreement. In consideration of the purchase described above and the remaining terms hereof, the Company represents and warrants that to its knowledge:

          a. Stock Ownership. Upon issuance, the Common Stock and the shares underlying the Option will be duly authorized and validly issued, fully paid and non-assessable. The Option shall be enforceable in accordance with its terms.

          b. Title. Following consummation of the transaction, the Company warrants title to the Common Stock and Option and covenants and agrees at its expense to defend Powers's right, title and ownership of the Common Stock whether issued on the date hereof or upon exercise of the Option) against the claims and demands of all persons whomsoever.

          c. Company's Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary powers to carry on its business as now operated by it.

         d. Authorization to Convey Stock. The Company has full power and authority to enter into this Agreement and the Option and, the Company hasfull power and authority to sell, convey, assign and transfer the Common Stock and Option to Powers and otherwise consummate the transaction contemplated by this Agreement; this Agreement constitutes the valid and binding obligations of the Company enforceable in accordance with its terms, neither the execution and delivery of this Agreement and the Option, nor the consummation of the transaction contemplated herein in the manner herein provided, will violate any agreement to which the Company is a party or by which the Company is bound, or any law, order, decree or judgment applicable to the Company; and, excepting the need for closing in accordance with the Stock Purchase Agreement, no authorization, approval or consent of any third party is required for the lawful execution, delivery and performance of this Agreement and the Option by the Company.

          e. All the reports filed by the Company under the Securities Exchange Act of 1934, from March 31, 1997 through the date of this Agreement are true and correct in all material respects, comply in all material respects with the federal securities laws, are complete and up-to-date as of the date reported in all material respects, and neither contain any untrue statement of a material fact, nor omit to state any material fact necessary, in the light of the circumstances under which the statements are made, to make the statements therein not misleading.

          f. The cash flow requirements schedule annexed hereto as Exhibit C is, which is based on estimates made in good faith as of the date hereof, is true and correct, contains a list of all liabilities to be paid or provided for by the Company through the date hereof, and the cash sources and means for paying such liabilities. There are no other claims, liabilities or obligations (contingent or otherwise) of the Company, except as set forth in this Agreement, existing option agreements as set forth in a schedule hereto, a closing balance sheet (which presents estimates made in good faith of the assets and liabilities of the Company as of the date hereof) or a supplementary disclosure list approved by the undersigned, such schedule, balance sheet and list are contained in Exhibit D annexed hereto. Except as set forth in Exhibit D, there are no outstanding options, warrants, subscription or other rights or arrangements relating to, or with respect to, any equity interest in the Company. There are currently: (i) 1,629,295 shares of Common Stock outstanding; (ii) 37,980 shares of the Company's Class A Convertible Preferred Stock issued and outstanding;
(iii) 2,955,191 shares of the Company's pre-reorganization common stock outstanding that have not yet been submitted to the Company's transfer agent for conversion in accordance with the 75 to 1 stock split (which will yield 39,403 shares of Common Stock if and when converted); and (iv) 762,303 shares of the Company's Class A Convertible Preferred Stock issued to the trustee for the Class Action lawsuit pending instructions for distribution to members of the class.

          g. The Company has disclosed two threatened claims to Powers alleging collectively $28,000 in damages and has provided documentation regarding such claims to Powers. Other than such claims and as disclosed in the Company's filings with the SEC, there are no litigations or investigations pending or threatened against the Company by or in any court or administrative agency, and all term and provisions of its Third Amended Plan of Reorganization that was substantially consummated on March 31, 1997 have been performed by the Company in accordance therewith, including without limitation, the payment of all administrative costs relating thereto through the date of this Agreement. Except as may be included in Exhibit C, there are no unpaid claims for legal or accounting fees or other professional fees or costs.

          h. All written statements, documents, schedules, and agreements furnished to the undersigned, in connection with this Agreement are true, complete, correct and up-to-date as of the date furnished in all material respects, and neither contain any untrue statement of a material fact, nor omit to state any material fact necessary, in the light of the circumstances under which the statements are made, to make the statements therein not misleading.

          i. The Board of Directors of the Company (the "Board") has reviewed the transaction contemplated by this Agreement and a certified copy of its minutes and resolutions approving the transaction have been provided to Powers.

          j. The Company is in compliance in all material respects with all material legal requirements applicable to it, its business and its assets.

     3. Covenants of the Company. The Company agrees to fulfill the following covenants as soon as possible after the date hereof:


          a. The share and Option certificates purchased by the undersigned which consist of shares duly authorized and unissued shall be delivered, as provided in Exhibit A.

          b. Concurrently with the execution of this Agreement, settlement agreements, providing for partial payment of severance benefits in full settlement thereof, with former employees that are resigning in accordance with this Agreement that have heretofore been approved by the Company in the form of Exhibit E, shall be performed as provided therein. As part of such settlements, the Company shall enter option agreements in the form of the agreement annexed hereto as Exhibit F with each of the identified former employees representing an option to purchase an aggregate of 300,000 shares of Common Stock distributed among such former employees, and shall use its best efforts to register such option issuances pursuant to a Registration Statement on Form S-8 (if available) as soon as possible after the date hereof, but agrees that it shall file the Registration Statement within fifteen (15) days from the date of this Agreement.

          c. Implementation of the removal of the Company's current offices in Purchase, NY shall be completed, with appropriate storage of records, communication arrangements and other matters to conserve expenses, also completed, with reasonable compensation payments to former employees for their interim assistance if necessary through December 31, 1998, recognizing their other responsibilities. Existing storage areas in White Plains, NY and Texas will remain in an "as-is" condition.

          d. After review and approval of the contemplated transaction, Donald J. Amoruso shall resign as a director and the remaining members of the Board of Directors shall appoint Lawrence M. Powers as a director of the Company. Thereafter, Sheldon Buckler, George Bugliarello and Robert Dalziel shall resign. Lawrence M. Powers shall then appoint Reese Schonfeld and Jon M. Gerber as directors. Concurrently, all corporate officers shall resign, which shall be deemed a termination without just cause as defined in the employment contracts pursuant to which the officers were employed. Such steps shall be promptly undertaken and all announcements and filings in connection therewith shall be jointly prepared with the undersigned. The Company shall prepare and file a current report on Form 8-K disclosing the transaction contemplated by this Agreement and including this Agreement as an exhibit thereto.

          e. Any other acts, filings or activities necessary or reasonably appropriate to preserve and protect the assets and standing of the Company shall be undertaken in a cooperative manner with the undersigned as soon as possible

     4. Representations and Warranties of Powers. These representations and warranties shall survive for twelve (12) months following the date of this Agreement and are statements regarding current intention and not guarantees of future performance. In consideration of such purchase and the remaining terms hereof, Powers, to its knowledge, represents and warrants as follows:

          a. Powers intends to cause the Company to implement a business strategy related to Internet marketing and believes that it has access to managerial, technical and, as needed, resources necessary to implement such a strategy following consummation of the transaction herein contemplated.

          b. Powers has no present intention to cause the Company to file for bankruptcy under any applicable federal or state laws.

          c. Powers intends to cause the Company to continue to make all of its required filings pursuant to the Securities Exchange Act of 1934 and other applicable securities laws.

          d. Powers has reviewed Section 3.2 of the Company's Certificate of Incorporation and in his good faith belief, Lawrence M. Powers, Reese Schonfeld and Jon M. Gerber are qualified to serve as directors of the Company as set forth in such section.

     5. Release. Powers hereby releases and discharges the Company's present and former directors and officers, and their agents, attorneys, administrators, successors and assigns (hereinafter referred to as the "Releasees") from all actions, causes of action, accounts, agreements, bonds, bills, covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances whatsoever, in law, admiralty or equity (collectively, "Claims"), which, against any of them, Powers, its owners, employees, agents, attorneys, administrators, successors and assigns (hereinafter referred to as the "Releasors") ever had or now has or have, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement; provided, however, that such release does not extend to nor in any way release the Company's obligations to Powers under this Agreement. Powers shall not cause any of the Releasors to commence an action on his behalf with respect to any matters covered by this release.

     6. Modification, Discharge, Termination. Neither this Agreement nor any provisions hereof shall be modified, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

     7. Notices. Any notice, demand, or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, registered or certified, return receipt requested, addressed to such address as may be given herein; or (b) delivered personally at such address.

     8. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the parties' benefit and the benefit of the parties' successors, legal representatives, and assigns.

     9. Entire Agreement. This Agreement and its Exhibits hereto contains the entire agreement of the parties, and there are no representations, covenants, or other agreements except as stated or referred to herein.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, both substantive and remedial.

     11. Severability. If any provision of this Agreement shall be held to be void or unenforceable under the laws of any place governing its construction or enforcement, this Agreement shall not be voidable as a result thereof, but shall be construed to be otherwise in force with the same effect as though such provisions were omitted.

     12. Section Headings. The section headings contained herein are for reference purpose only and shall not in any way affect the meaning or interpretation of this Agreement.


     If the foregoing accurately reflects our agreement, please so indicate in the appropriate space below.


SPECTRUM INFORMATION                                 POWERS & CO.
TECHNOLOGIES, INC.



_______________________________                 ________________________________
By:      Donald J. Amoruso                      By:      Lawrence M. Powers
Its:     Chief Executive Officer                Its:     Owner
Date:                                           Date:

EXHIBIT A

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT is made as of this 11th day of December, 1998, by and between Spectrum Information Technologies, Inc. a Delaware Corporation ("Spectrum") and Powers & Co. (the "Optionee").

     WHEREAS, Spectrum and Optionee have entered into a Stock Purchase Agreement dated December 11, 1998 providing for the sale to Optionee of shares of common stock of this corporation and the stock option described herein at an agreed overall cash purchase price of $600,000 which has been duly paid.

     NOW, THEREFORE, in consideration of the payment described, the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. GRANT OF OPTION. Spectrum hereby grants to the Optionee the right and option (hereafter called the "Option"), to purchase all or any part of an aggregate of 1,800,000 shares of Spectrum common stock, par value $0.001 per share, on the terms and conditions set forth herein. This grant is made pursuant to a resolution of the Company's Board of Directors duly adopted at its meeting on December 10, 1998.

2. EXERCISE PRICE AND EXPIRATION. The exercise price and the expiration dates as to the share underlying this Option shall be as follows:

Number of Share                     Exercise Price            Expiration Date

1,800,000                           $0.15 per share           December 11, 2003

3. DURATION. The Option granted hereby shall become exercisable upon issuance of this Agreement and shall remain exercisable at the stated price through the expiration date set forth above. To facilitate partial transfer, exercise or sale, this Option may be subdivided into options in smaller denominations upon Optionee's request in writing from time to time.

4. LIMITATION ON DISPOSITION. The Option and underlying shares of common stock have not been registered under the Securities Act of 1933 (the "Act") or under applicable state securities laws and, therefore, cannot be sold, assigned, or otherwise transferred unless they are subsequently registered under the Act and under applicable state securities laws or an exemption from such registration is then available. Optionee hereby agrees that it will not sell, assign, or transfer the Option and underlying shares following exercise unless they are registered under the Act and under applicable state securities laws or an exemption from such registration is then available, according to a legal opinion reasonably acceptable to the Company.

4. MANNER OF EXERCISE OF OPTION. This Option may be exercised, subject to the terms and conditions contained herein, by delivering written notice to the Chief Executive Officer or President or Chief Accounting Officer of Spectrum, at its principal office no less than three days in advance of the proposed exercise date. Such notice shall specify the number of shares of common stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Optionee. The notice shall be accompanied by a certified check or cash in the amount of the aggregate option exercise price for such number of shares. In no event shall stock be issued or certificates be delivered until full payment shall have been received by Spectrum as to such exercise or partial exercise, nor shall Optionee have any right or status as a shareholder of such underlying shares prior to such exercise. Certificates for shares of common stock purchased upon the exercise of the Option shall be delivered to the Optionee as soon as practicable following the effective date on which the Option is exercised.

5.  ADUSTMENT  ON  RECAPITALIZATION,   MERGER  OR  REORGANIZATION.  If  the
outstanding shares of the common stock of Spectrum are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Spectrum through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if Spectrum shall issue common stock as a dividend or upon a stock split, then the number of shares subject to the unexercised portion of this Option shall be appropriately adjusted by the Board of Directors. Any such adjustment on outstanding Options shall be made without change in the total exercise price applicable to the unexercised portion of the Option. If, in the event of a merger or consolidation, Spectrum is not the surviving corporation, and the event that the Agreement of Merger or Consolidation does not provide for the substitution of a new Option for this Option, or for the assumption of this Option by the surviving corporation, or in the event of the dissolution or liquidation of Spectrum, the Optionee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation, to exercise this Option in whole or in part, provided, however, that this Option shall not be exercisable in whole or in part later than the date noted in paragraph 2 above. Any adjustments made pursuant to this section shall be made by the Board of Directors of Spectrum, whose good faith determination in compliance with Delaware law, as to what adjustment shall be made and the extent thereof, shall be final, binding and conclusive. In computing any adjustment hereunder, any fractional share which might otherwise become subject to an Option shall be eliminated.


SPECTRUM INFORMATION TECHNOLOGIES, INC


By:__________________________________________
Donald Amoruso, Chairman, CEO & President


OPTIONEE


___________________________________________
Powers & Co.
Lawrence M. Powers, Owner

EXHIBIT B


                                  Powers & Co.
                                   Investments




Spectrum Information Technologies, Inc.
2700 Westchester Avenue
Purchase, New York 10577

Gentlemen:

     Powers & Co. ("Powers") agreed to purchase 3,000,000 shares of common stock, $0.001 par value per share, (the "Common Stock") and an option (the "Option") to purchase an additional 1,800,000 shares of Common Stock of Spectrum Information Technologies, Inc. (the "Company") pursuant to the Stock Purchase Agreement to which this letter agreement (this "Agreement") is attached and made a part thereof . The transfer of the Common Stock and Option shall close in accordance with the Purchase Agreement (the "Closing"). Powers further sets forth statements upon which the Company or its affiliates may rely to determine the suitability of the Powers to acquire the Common Stock and Option.


     1. Representations, Warranties and Agreements of Powers. In connection with Powers's acquisition of the Common Stock and the Option, Powers hereby makes the following representations, warranties, and agreements and confirms the following understandings:

          a. Investment Purpose. Powers is acquiring the Common Stock and Option for its own account and for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof as that term is defined under the Securities Act of 1933, as amended (the "Act").

          b. Review and Evaluation of Information Regarding the Company. Powers and its representatives have received documents and information regarding the Company during their due diligence, including a copy of the Company's Third Amended Disclosure Statement (the "Disclosure Statement") with respect to the Third Amended Plan of Reorganization (the "Plan"), and the Company's Amended and Restated Certificate of Incorporation and By-laws as included in the Disclosure Statement. Powers and its representatives have received and reviewed a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

              Powers acknowledges that Powers has reviewed the above-referenced documents, Powers further acknowledges that Powers and its representatives have had the opportunity to ask the Company's management questions about the Company's business and financial condition and that Powers has obtained such information as requested to the extent deemed necessary by Powers to permit Powers to fully evaluate the merits and risks of an investment in the Company. Further, Powers has consulted with such other of its investment and/or accounting and/or legal and/or tax advisors as Powers has deemed necessary and appropriate in making the decision to acquire the Common Stock and the Option.

          c.   Powers's   Financial  Experience.  Powers  is  a  sophisticated
investor and is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of Powers's investment in the Company.

          d. Suitability of Investment. Powers has evaluated the merits and risks of Powers's proposed investment in the Company, including those risks particular to Powers's situation, and has determined that this investment is suitable for Powers. Powers has adequate financial resources for an investment of this character, and at this time Powers could bear a complete loss of its investment.

          e. Unregistered Offering. Powers understands that the Common Stock and Option are not being registered, on the basis that this issuance is exempt from registration under the Ac, and the rules and regulations promulgated thereunder, as a "transaction by an issuer not involving any public offering," and under such other exemptions as may be available, and that reliance on such exemption is predicated, in part, on Powers's representations and warranties contained in this Agreement.

          f. Limitations on Disposition. The Common Stock and Option have not been registered under the Act or under applicable state securities laws and, therefore, cannot be sold, assigned, or otherwise transferred unless subsequently registered under the Act and under applicable state securities laws or an exemption from such registration is then available. Powers hereby agrees that Powers will not sell, assign, or transfer the Common Stock and Option unless it is registered under the Act and under applicable state securities laws or an exemption from such registration is then available, according to a legal opinion reasonably satisfactory to the Company. Powers represents that Powers can afford to hold the Common Stock and Option for an indefinite period of time.

          g. Absence of Official Evaluation. Powers understands that no federal or state agency has made any finding or determination as to the fairness of the terms of an investment in the Company, nor any recommendation or endorsement of the Common Stock or Option offered hereby.

          h. Residence. Powers is a sole proprietorship organized under the laws of the State of New Jersey.

          i. Non-reliance. Powers is not relying on the Company, or its affiliates, or any representation contained herein or in the documents referred to herein with respect to the personal tax consequences of its investment in the Company.

          j.   Prohibition   on   Cancellation,    Termination,    Revocation,
Transferability and Assignment of the Agreement. Powers hereby acknowledges and agrees that, except as may be specifically provided herein or by applicable law, Powers is not entitled to cancel, terminate, or revoke this Agreement, and this Agreement shall survive any assignment of the Common Stock or Option. Subject to its rights of disposition as set forth in subparagraph f., Powers further agrees that Powers may not transfer or assign the rights under this Agreement.

          k. Authority to Enter into Agreement. Powers has the full right, power, and authority to execute and deliver this Agreement and perform its obligations hereunder.

          l. Obligation. This Agreement constitutes a valid and legally binding obligation of Powers and neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation of the laws of its jurisdiction or organizing documents.

          m. Approvals Required. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Powers or the consummation of the transactions described herein other than filings with the Securities and Exchange Commission. Powers agrees to timely make such notifications, and covenants and agrees to use its best efforts to assist the Company in timely making all required, necessary and proper or advisable filing or notifications under applicable law.

     4. Restrictive Legend. Each certificate representing the Common Stock shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE OWNER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     5. Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained herein shall survive the Company's delivery of the Common Stock and Option and acceptance by the Company of Powers's agreement to acquire the Common Stock and Option.

     If the foregoing accurately reflects our agreement, please so indicate in the appropriate space below.


SPECTRUM INFORMATION                             POWERS & CO.
TECHNOLOGIES, INC.



_______________________________                ________________________________
By:      Donald J. Amoruso                     By:      Lawrence M. Powers
Its:     Chief Executive Officer               Its:     Owner
Date:                                          Date:

EXHIBIT C

                     Spectrum Information Technologies, Inc.

                    Estimated Cash Flow Requirements Schedule


                                                 Approximate                             Projected Total
Description                                Date           Disbursements      Deposits    Cash Balance
G/L Beginning Balance                      12/11/98                                       933,663
Payroll                                    12/15/98          (48,905)                     884,758
Accounts receivable                        12/11/98                          45,966       930,724
Open accounts payable                      12/11/98         (162,099)                     768,625
Unclaimed bankruptcy funds                                                   33,628       802,253
Termination of lease agreements; misc.                       (31,000)                     771,253
  accruals
Employee wind down expense                                   (60,174)                     711,079
Pmt of legal fees pursuant to indemnity                     (100,000)                     611,079
claim settlement

Remaining Balance                                                                         611,079
--------------------------------------------------------------------------------------------------------------




                           Severance Payments Schedule


Description                                            Disbursements             Amount

Aggregate severance obligation                                                   1,306,958

Severance payments to two officers                        (125,000)
during 11/98
Partial severance payments to terminated                  (559,826)
employees

Unpaid balance of severance obligations                                          622,132
--------------------------------------------------------------------------------------------------------------

EXHIBIT D

Spectrum Information Technologies,
Inc.
Stock Option Schedule
12/11/98

                                              1996 Stock Incentive Plan
----------------------------------------------------------------------------------------------------------------------
                                                                                         Employee       Option
                                              Total         Grant           Exercise    Termination    Expiration
Employee                                     Granted        date             price        date           date
Amoruso, Donald J.                           23,437       08/15/97           $2.1500    12/11/98        08/15/07
Drabkin, Mikhail                             10,224       08/15/97           $2.1500    11/15/98        02/13/99
du Fosse, Richard                            21,867       08/15/97           $2.1500    12/11/98        03/11/99
Graham, Christopher                          14,875       08/15/97           $2.1500    12/11/98        08/15/07
Graham, Christopher                           1,500       10/29/97           $1.6900    12/11/98        10/29/07
Hintze, Barry                                14,625       08/15/97           $2.1500    12/11/98        03/11/99
Marino, Salvatore                            10,800       08/15/97           $2.1500    12/11/98        03/11/99
Marino, Salvatore                             3,000       10/29/97           $1.6900    12/11/98        03/11/99
Alberga, Felicia                                375       08/15/97           $2.1500    10/30/98        01/28/99
Bohrman, Diana                                  375       08/15/97           $2.1500    10/30/98        01/28/99
Corrigan, Gregg                               1,875       08/15/97           $2.1500    10/30/98        01/28/99
George, Donna                                   750       08/15/97           $2.1500    10/30/98        01/28/99
Kessler, Kent                                 1,875       08/15/97           $2.1500    10/30/98        01/28/99
McFadden, Liz                                   225       08/15/97           $2.1500    10/30/98        01/28/99
Migliorini, Andy                              1,000       08/15/97           $2.1500    12/11/98        03/11/99
Migliorini, Andy                              3,000       05/02/98           $1.3125    12/11/98        03/11/99
Moore, Jim                                    1,500       06/08/98           $0.7500    11/30/98        02/28/99
Panepinto, Carlo                                375       08/15/97           $2.1500    10/30/98        01/28/99
Ramos, Chris                                  3,000       08/15/97           $2.1500    11/30/98        02/28/99
Ramos, Chris                                  1,500       05/02/98           $1.3125    11/30/98        02/28/99
Tantillo, Toni Ann                            2,500       08/15/97           $2.1500    12/11/98        03/11/99
Wraight, Chris                                2,500       02/27/98           $1.5000    11/15/98        02/13/99

                                        -------------
                             subtotal      121,178
Director
Buckler, Sheldon                             11,359       08/15/97           $2.1500    12/11/98        12/11/00
Bugliarello, George                          11,359       08/15/97           $2.1500    12/11/98        12/11/00
Dalzeil, Robert                              11,359       08/15/97           $2.1500    12/11/98        12/11/00
                                 total      155,255
                                       =============


                                         1998 Consultant Stock Incentive Plan
----------------------------------------------------------------------------------------------------------------------
                                                                                                        Option
                                              Total       Grant           Exercise                   Expiration
Consultant                                   Granted       date             price                       date

Martin Mand                                  10,000       10/14/97         $2.1500                     10/14/07
Bruce Judson                                 30,000       08/03/98         $0.8750                     08/03/08
Eric Enge                                    1,000        08/01/98         $0.8750                     08/01/08
                                     total  41,000
                                       =============


EXHIBIT D

Spectrum Information Technologies,
Inc.
Stock Option Schedule
12/11

                            1992 Stock Incentive Plan
---------------------------------------------------------------------------------------------------------------------
                                                                                          Employee         Option
                                               Total        Grant          Exercise     Termination      Expiration
Employee                                     Granted        date            price          date            date

D. Amoruso                                   6,667        12/31/94        $84.38          12/11/98        12/31/99
D. Amoruso                                   6,667        12/31/94       $168.75          12/11/98        12/31/99
D. Amoruso                                   6,667        12/31/94       $337.50          12/11/98        12/31/99
C. Graham                                    1,333        07/11/94       $225.00          12/11/98        07/11/04
A. Migliorini                                2,667        09/03/92       $225.00          12/11/98        09/03/03
A. Migliorini                                   67        07/29/92       $140.63          12/11/98        06/29/02
A. Migliorini                                1,333        08/21/92        $84.38          12/11/98        08/20/02
                             subtotal       25,401
                                      -------------
Director
S. Buckler                                   667          01/01/95       $131.25          12/11/98        12/31/04
G. Bugliarello                               667          01/01/95       $131.25          12/11/98        12/31/04
R. Daziel                                    667          01/01/95       $131.25          12/11/98        12/31/04
                               subtotal    2,001
                                    -------------

Former employee, director, consultant
A. Panico                                    227          08/21/92        $84.38          01/31/96        01/31/01
A. Panico                                  4,000          08/21/92        $84.38          01/31/96        01/31/01
B. Forte'                                     67          09/03/93       $225.00          07/31/95        07/31/00
C. Keller                                     37          04/24/92       $324.75          01/25/95        01/25/00
D. G. Miller                                 667          07/05/94       $145.31       Ex-director        07/05/04
E. Maskaly                                 1,000          08/21/92        $84.38          12/30/94        12/30/99
E. Maskaly                                    67          06/30/92       $140.63          12/30/94        12/30/99
E. Maskaly                                 2,667          03/15/94       $225.00          12/30/94        12/30/99
G. Corrigan                                  267          09/03/93       $225.00          10/30/98        09/03/03
G. Petruzzelli                               667          08/21/92        $84.38          12/31/95        12/31/00
G. Petruzzelli                               667          09/03/93       $225.00          12/31/95        12/31/00
G. Smith                                     667          07/05/94       $145.31          12/31/94        12/31/99
J. Isdro                                      13          11/09/93       $225.00          01/25/95        01/25/00
J. Marchione                               2,667          05/25/94       $152.25          03/17/95        03/17/00
J. Pignatore                                 667          09/03/93       $225.00          02/09/95        02/09/00
J. Podbielak                                 267          09/03/93       $225.00          12/23/94        12/23/99
K. Bachand                                   727          09/03/93       $225.00          12/31/94        12/31/99
K. Kiernan                                   133          10/29/93       $225.00          10/01/95        10/01/00
L. Zlatkovich                                133          09/03/93       $225.00          12/31/94        12/31/99
N. Biondi                                    667          09/03/93       $225.00       Ex-director        09/03/03
RB&A                                       2,222          01/01/95        $75.00        Consultant        12/31/99
                           subtotal       18,496
                                     -------------

                              total       45,898
                                     =============



EXHIBIT D

Spectrum Information Technologies, Inc,
Supplimentary Disclosure List
12/11/98

                                                    Estimated
Anticipated liabilities                               Amount
-------------------------------------------------------------------

Bell Atlantic ISDN Line (agreement with Chris)      1,387.00
Bell Atlantic T1 Line (agreement with TAT)          3,054.94
Xerox Copier                                        1,144.85
Consolidated Health Plan Services                   3,000.00
Telephone - Boston                                    250.00
Telephone - New York                                2,000.00
Skytel                                                208.45
Pacific Bell                                          252.42
Protection Plus Security                            1,948.50
Oce Copier (pickup)                                   450.00
Public Storage - Dallas                                89.00
Board Meeting (2)                                   3,000.00
Navisite                                           13,000.00
California lease agreement                            925.00


Total                                              30,710.16
                                                ===============



EXHIBIT D

                     Spectrum Information Technologies, Inc.
                        Pre-Close Estimated Balance Sheet
                                December 11, 1998
                                    Pre-Close

                                                                    12/11/98
                                                                 ---------------


ASSETS

Cash, unrestricted                                                  884,758.26

Trade accounts receivable                                               20,000

Inventory                                                               53,767
Inventory reserves                                                    (53,767)
                                                                             0
                                                                 ---------------

Prepaid expenses                                                       103,170
Other                                                                    2,603
                                          Total current assets       1,010,531
                                                                 ---------------

Property, Plant and Equipment:
Machinery and equipment                                                425,676
Furniture, fixtures and leasehold improvements                          25,513
                                                                 ---------------
                                                                       451,189
Less: Accumulated depreciation and amortization                      (243,875)
                                                                 ---------------
                                                                       207,314
                                                                 ---------------

                                                  Total Assets       1,217,845
                                                                 ===============

LIABILITIES

  Accounts payable:
    Trade                                                              113,194
  Accrued expenses                                                     204,175

  Reserve for litigation                                               300,000
  Reserve for claims                                                    25,000
                                                                 ---------------
                                     Total current liabilities         642,368
                                                                 ---------------

                                             Total liabilities         642,368
                                                                 ---------------

Shareholders' Equity
  Prefered stock                                                           800
  Common stock                                                           1,657
  Additional paid-in capital                                        72,348,511

  Retained earnings - prior period                                (70,758,529)
  Net Income (loss)                                                  (633,406)

  Retained earnings - end of period                               (71,391,935)
                                                               ---------------


                                                        -6-

                                                                 ---------------
                                                                       959,033
                                                                 ---------------

  Less: Treasury stock, at cost                                      (383,556)
  Comprehensive Income                                                       0
                                    Total shareholders' equity         575,477
                                                                 ---------------

                    Total liabilities and shareholders' equity       1,217,845
                                                                 ===============




























                                                        -7-

EXHIBIT E

                              SETTLEMENT AGREEMENT

     This Settlement  Agreement (the  "Agreement") is made as of the 11th day of
December  1998,   among  [Former  Officer]   ("Former   Officer")  and  Spectrum
Information Technologies, Inc. (the "Company").

     WHEREAS, Former Officer and Company have entered into an Employment Agreement, as amended (the "Employment Agreement"), pursuant to which Company may have incurred, and may in the future incur, certain obligations to Former Officer;

     WHEREAS, the Employment Agreement provides for the employment of Former Officer by Company and provides that Former Officer is entitled to certain benefits in the event that Former Officer is terminated without just cause;

     WHERAS, in connection with the Stock Purchase Agreement of even date hereof between the Company and Powers & Co., Former Officer is deemed to have been terminated without cause under the Employment Agreement, and the Company is obligated, but has insufficient assets, to pay its entire obligations associated with such termination; and, the Company desires to pay Former Officer and Former Officer desires to accept a partial severance payment pursuant the terms and conditions of this Agreement in full settlement of such obligations.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

I.       MUTUAL RELEASE AND WAIVER

     Former Officer agrees to release, remise, acquit and discharge the Company, its officers, agents, employees, guarantors, consultants, independent contractors, attorneys, advisers, successors and assigns (the "Spectrum Group"), jointly and severally, from any and all claims, known or unknown, which Former Officer, his heirs, successors, or assigns have, or may now or in the future have, against any member of the Spectrum Group and any and all liability which any member of the Spectrum Group has, or may now or in the future have to Former Officer, whether denominated claims, demands, causes of action, obligations, damages or liabilities, arising from any and all bases, including but not limited to any claims under any policy, agreement, arrangement or practice of or with any member of the Spectrum Group or any federal, state, or local law or regulation, relating to any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement; but excluding any claims for (i) indemnification pursuant to Former Officer's Employment Agreement and the Company's Certificate of Incorporation or By-laws, (ii) the performance by the Company of its obligations pursuant to the Stock Purchase Agreement, including those related to stock options and those set forth herein, and (iii) any benefits that have accrued pursuant to the Company's employee benefit plans, including its 401K plan. These releases specifically include, but are not limited to, claims under the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, and any other federal or state civil rights claims, including claims of age discrimination and other rights and claims arising under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act. This release is for any relief, no matter how denominated, including, but not limited to, wages, back pay, front pay, benefits, compensatory damages or punitive damages. Former Officer further agrees that he will not file or permit to be filed on his behalf any such claim.

     The Spectrum Group agrees to release, remise, acquit and discharge Former Officer and his heirs, successors and assigns (the "Former Officer Group"), jointly and severally, from any and all claims, known or unknown, which the Spectrum Group has, or may now or in the future have, against any member of the Former Officer Group and any and all liability which any member of the Former Officer Group has, or may now or in the future have to the Spectrum Group, whether denominated claims, demands, causes of action, obligations, damages or liabilities, arising from any and all bases, including but not limited to any claims under any policy, agreement, or arrangement or any federal, state, or local law or regulation, relating to any matter, cause or thing whatsoever from the beginning of the world to the date of this mutual release and waiver; but excluding any claims for the performance by the Former Officer of his obligations pursuant to the Stock Purchase Agreement, including those set forth herein. This release is for any relief, no matter how denominated. The Spectrum Group further agrees that it will not file or permit to be filed on its behalf any such claim.

II.      Identified Consideration

     On the date hereof, the Company shall pay to Former Officer a cash payment of [ ] less applicable withholding taxes and other deductions required by law and issue to Former Officer an option to purchase [ ] shares of the Company's common stock substantially in the form of Exhibit F to the Stock Purchase Agreement. Further, the Company and Former Officer each acknowledge that they have entered into this Agreement in consideration for the mutual release evidenced hereby and other good and valuable consideration.

     The Company has purchased Directors' and Officers' six year run-off insurance coverage for the benefit of the Company's former directors and officers, including Former Officer. The Company agrees that it will not cancel or impair in any way any of the former directors' and officers', including Former Officer's, entitlement to such insurance coverage.

     The Company is duly authorized to enter this Agreement pursuant to a resolution of the Company's Board of Directors duly adopted at its meeting on December 10, 1998.

III.     No Admission

     No party hereto admits any liability of any sort to any other party and nothing herein is intended to, or shall be deemed to, constitute an admission of liability of any kind by any party. Neither Former Officer nor the Spectrum Group shall make any statements of any kind regarding the other party that could reasonably be interpreted as derogatory or disparaging.

IV.      Third-Party Beneficiary Rights

     The parties hereto agree that the terms of this Agreement shall inure to the benefit of and shall be enforceable by each member of the Spectrum Group and the Former Officer Group, each of whom is intended to be a third-party beneficiary hereof, and its respective successors and assigns.

V.       General Provisions

     (a) This Agreement constitutes the entire understanding of Former Officer and the Company with respect to the subject matter hereof, and supersedes all prior understandings, written or oral, except as expressly provided herein. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. A failure of a party to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     (b) This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of New York without reference to the principles and conflicts of law. The courts of New York shall have jurisdiction to entertain any action arising hereunder.

     (c) Former Officer acknowledges that he has been given more than 21 days to consider this agreement and eight days to revoke his agreement hereto.

VI.      Knowing and Voluntary Waiver

     Former Officer and the Company each agree and acknowledge that they have read this Agreement, have consulted with an attorney of his or its choosing with respect hereto and completely understands the terms and consequences hereof and that the execution of this Agreement is his or its knowing, free and voluntary act.

VII.     Survival

     Notwithstanding anything to the contrary contained herein, Former Officer's obligations regarding ownership of employee developments, confidentiality and return of materials as set forth in the Company's Policy Statement on Confidential Information and Work Product shall survive the execution and delivery of this Agreement.


                             ______________________________________
                             Former Officer


                             SPECTRUM INFORMATION TECHNOLOGIES, INC.


                             ______________________________________
                             By:  Donald J. Amoruso, Chief Executive Officer

EXHIBIT F

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT is made as of this 11th day of December, 1998, by and between Spectrum Information Technologies, Inc. a Delaware Corporation ("Spectrum") and [ ] (the "Optionee").

     WHEREAS, Spectrum and Optionee have entered into a Settlement Agreement dated December 11, 1998 providing for the settlement of certain obligations of the Company to Optionee in exchange for good and valuable consideration, including the issuance of the option to purchase common stock of Spectrum as described herein.

     NOW, THEREFORE, in consideration of the payment described, the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. GRANT OF OPTION. Spectrum hereby grants to the Optionee the right and option (hereafter called the "Option"), to purchase all or any part of an aggregate of [ ] shares of Spectrum common stock, par value $0.001 per share, on the terms and conditions set forth herein. This grant is made pursuant to a resolution of the Company's Board of Directors duly adopted at its meeting on December 10, 1998.

     2. EXERCISE PRICE AND EXPIRATION. The exercise price and the expiration dates of this Option shall be as follows:

Number of Shares            Exercise Price                     Expiration Date

[            ]              $0.35 per share                    December 11, 2003

     3. DURATION. The Option granted hereby shall become exercisable upon issuance of this Agreement and shall remain exercisable at the stated price through the expiration date set forth above. To facilitate partial transfer, exercise or sale, this Option may be subdivided into options in smaller denominations upon Optionee's request in writing from time to time.

     4. NO RESTRICTION: REGISTRATION. This Option and the underlying shares detailed above are free of any restrictions on transfer by any means, or on exercise or sale by Optionee or transferee, except for any restrictions under applicable securities law. The Company shall use its best efforts to register such option issuances pursuant to a Registration Statement on Form S-8 (if available) as soon as possible after the date hereof, but agrees that it shall file the Registration Statement within fifteen (15) days from the date of this Agreement. All underlying shares to this Option have been previously authorized, are unissued, and are set aside for the purpose of issuance upon exercise hereof, in whole or in part, at any time or from time to time. Optionee hereby agrees that it will not sell, assign, or transfer the Option and underlying shares following exercise unless they are registered under the Act and under applicable state securities laws or an exemption from such registration is then available, according to a legal opinion reasonably acceptable to the Company.

     5. MANNER OF EXERCISE OF OPTION. This Option may be exercised, subject to the terms and conditions contained herein, by delivering written notice to the Chief Executive

Officer or President or Chief Accounting Officer of Spectrum, at its principal office no less than three days in advance of the proposed exercise date. Such notice shall specify the number of shares of common stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Optionee. The notice shall be accompanied by a certified check or cash in the amount of the aggregate option exercise price for such number of shares. In no event shall stock be issued or certificates be delivered until full payment shall have been received by Spectrum as to such exercise or partial exercise, nor shall Optionee have any right or status as a shareholder of such underlying shares prior to such exercise. Certificates for shares of common stock purchased upon the exercise of the Option shall be issued in the name of Optionee and delivered to the Optionee as soon as practicable following the effective date on which the Option is exercised.

     6. ADUSTMENT ON RECAPITALIZATION, MERGER OR REORGANIZATION. If the outstanding shares of the common stock of Spectrum are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Spectrum through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if Spectrum shall issue common stock as a dividend or upon a stock split, then the number of shares subject to the unexercised portion of this Option shall be appropriately adjusted by the Board of Directors. Any such adjustment on outstanding Options shall be made without change in the total exercise price applicable to the unexercised portion of the Option. If, in the event of a merger or consolidation, Spectrum is not the surviving corporation, and the event that the Agreement of Merger or Consolidation does not provide for the substitution of a new option for this Option, or for the assumption of this Option by the surviving corporation, or in the event of the dissolution or liquidation of Spectrum, the Optionee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation, to exercise this Option in whole or in part, provided, however, that this Option shall not be exercisable in whole or in part later than the date noted in paragraph 2 above. Any adjustments made pursuant to this section shall be made by the Board of Directors of Spectrum, whose good faith determination in compliance with Delaware law, as to what adjustment shall be made and the extent thereof, shall be final, binding and conclusive. In computing any adjustment hereunder, any fractional share which might otherwise become subject to an Option shall be eliminated.


SPECTRUM INFORMATION TECHNOLOGIES, INC


By:__________________________________________
   Donald Amoruso, Chairman, CEO & President


OPTIONEE


___________________________________________
         [Name]

                                Exhibit No. 99.1

                     Press release dated December 14, 1998.

For Immediate Release

SPECTRUM
INFORMATION TECHNOLOGIES, INC.

CONTACT: For Media Only:                 Investors:
         Michael Freitag                 Spectrum Information Technologies, Inc.
         Kekst & Company                 Investor Relations
        (212) 593-2655                   Tel:  (914) 251-1800 ext. 182

                        Spectrum Information Technologies
                                 Raises Capital;
                      Names New CEO and Board of Directors

     PURCHASE, NY - December 14, 1998. Spectrum Information Technologies, Inc. (OTC BB: SITI) reported today that Powers & Co., a private investment organization, has invested $600,000 in the company. In exchange, Spectrum issued to Powers & Co. 3,000,000 shares of common stock and an option pursuant to which Powers & Co. may purchase an additional 1,800,000 shares for an additional
$270,000, or $0.15 per share. Spectrum's stock closed at $0.125 per share on Friday.

     In connection with the investment, Spectrum elected Lawrence M. Powers Chief Executive Officer and Chairman of Spectrum's Board of Directors. Mr. Powers is the principal of Powers & Co. and was Chairman and Chief Executive Officer of Spartech Corporation (NYSE: SEH) from 1984 - 1992. At Spartech, Mr. Powers raised significant capital and led a consolidation in the plastics processing industry, building revenues from $25 million to $200 million during his tenure. In connection with the appointment of Mr. Powers, the company's existing directors resigned from the Board in favor of a new slate of directors consisting of Reese Schonfeld and Jon M. Gerber. Spectrum's existing officers also resigned.

     Mr. Powers indicated that he intends to implement a strategy related to Internet marketing and the Board expects to appoint new officers and additional Board members. Mr. Powers also stated that the new management is currently considering several alternatives. Spectrum's FastLane Web acceleration service will continue to be available for a limited time, while the new management assesses it.

     Spectrum's departing Board issued the following statement, "We are pleased that Powers & Co. has invested in Spectrum, and appointed distinguished board members. We wish Larry and his new team success going forward."

     Mr. Powers is a private investor, educated at Washington University, Yale Law School and various senior management programs at Harvard Business School. As a New York securities lawyer, he handled many public offerings and acquisitions.

                                     * more*

Spectrum Information Technologies, Inc.
Page 2


     Reese Schonfeld, a new director and investor, has been in the broadcast and cable news business for over thirty years. He helped found CNN (the Cable News Network) and was its first Chief Executive. He developed several other news channels and programs and, in 1992, helped develop the TV Food Network. Mr. Schonfeld served as president of this network. He was educated at Dartmouth College, and at Columbia University where he received an M.A. degree and graduated from its law school.

     Jon M. Gerber is a management consultant, with an engineering background in high-tech components and computer systems. From 1987 through 1994, he was an on-site management consultant with many large companies where he focused on improving operations. He has a B.A. in chemistry from Missouri University and received his M.B.A. in finance from the University of Wisconsin. He presently conducts his own investment broker/management business in New York.

     The new Board is also planning to appoint Robert Ingenito a director, who will become an additional investor. Mr. Ingenito has for over 25 years been a key figure in developing the list industry and direct marketing business, using databases and programs for Intranet and Internet applications. He founded several companies in these fields, and now owns and manages Access Communications Systems, a specialized transactional mail company, and Access Direct Mail Systems, a high volume direct-mail company.

     Earlier this year, Spectrum launched FastLane, an on-line Web acceleration service, and, as previously announced, has been attempting to raise capital to market the service. In Spectrum's recently filed quarterly report on Form 10-Q for the period ended September 30, 1998, Spectrum stated that it intended to seek protection under Chapter 11 of the U.S. Bankruptcy code if it did not locate capital.

     This  press  release  contains   statements  that  are   "forward-looking,"
including those concerning the Company's new management and intended business direction. There can be no assurance that Spectrum's new management team can successfully implement an Internet marketing strategy. There are many risks associated with this strategy, including the Company's ability to attract and retain skilled managerial and technical staff, its low capitalization and its ability to raise additional capital if necessary.

                                      * * *

                                Exhibit No. 99.2

                     Press release dated December 17, 1998.

SPECTRUM
INFORMATION TECHNOLOGIES, INC.

CONTACT:  For Media Only:               Investors:
          Jon M. Gerber                 Spectrum Information Technologies, Inc.
          Spectrum Information          Investor Relations
          Technologies, Inc.            Tel:  (914) 251-1800 ext. 182
          Tel:  (914) 251-1800 ext. 112

                          Spectrum Will Change Name to
                                 Siti-Sites.com;
                         Announces Additional Investment

     PURCHASE, NY - December 17, 1998. Spectrum Information Technologies, Inc. (OTC BB: SITI) reported today that it intends to change its corporate name to Siti-Sites.com, inc. as it changes its direction to Internet marketing. Formal approval for the name change will be obtained in the next few months, as holders of two-thirds of the Company's common stock have indicated prior approval.

     Lawrence M. Powers, Spectrum's newly appointed Chairman and Chief Executive Officer, stated, "Siti-Sites.com is an appropriate name for our new strategy focusing on Internet marketing." Mr. Powers became the Company's CEO in connection with a $700,000 total equity investment which he led with a 70% participation. In an announcement earlier this week, Spectrum named a new Board of Directors and two new corporate officers, and stated that the new management team is currently considering several marketing projects. Mr. Powers said today that, "Siti-Sites.com plans to develop a business structure that utilizes database and direct marketing technologies, applying them to Internet businesses to drive revenues."

     The Company also announced that Robert Ingenito had become a participant with Mr. Powers, investing $100,000 in the Company, and has joined its Board of Directors. The Company sold to Mr. Ingenito 500,000 shares of common stock and an option pursuant to which he may purchase an additional 300,000 shares for $0.15 per share, a then participation equivalent to a new director-investor, Reese Schonfeld, described in the earlier announcement.

     Mr. Powers stated, "Bob Ingenito is also a successful entrepreneur. We are fortunate to have him invest in the Company and join our Board."

     Mr. Ingenito has for over 25 years been a key figure in developing the list industry and direct marketing business, using databases and programs for Intranet and Internet applications. He founded several companies in these fields, and he was president and a director of Acxiom Corp. (NYSE: ACXM), now a $700 million database company, at its inception in the 1980s as CCX Network. Mr. Ingenito now owns and manages Access Communications Systems, a specialized transactional mail company, and Access Direct Systems, a high volume direct-mail company, with total revenues over $35 million. Mr. Powers was also a CCX Network director when Mr. Ingenito was president, and has been a consultant in its initial public offering.

                                    * more *

     Siti-Sites.com
     December 17, 1998
     Page 2


     This  press  release  contains   statements  that  are   "forward-looking,"
including those concerning the Company's new management and intended business direction. There can be no assurance that Spectrum's new management team can successfully implement an Internet marketing strategy. There are many risks associated with this strategy, including the Company's ability to attract and retain skilled managerial and technical staff, its low capitalization and its ability to raise additional capital if necessary.

                                      * * *